Exhibit 99.1

DHI Group Adopts Tax Benefit Preservation Plan to Protect Capital Loss Carryforwards and Stockholder Value

January 28, 2025

CENTENNIAL, Colo.- DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”)  announced today that it has adopted a shareholder rights plan designed to protect stockholder value by preserving the availability of the Company’s net capital loss carryforwards (“Carryforwards”) and other tax attributes under the Internal Revenue Code of 1986, as amended (the “Code”) (such plan, the “Section 382 Rights Plan”).

The Company estimates that as of September 30, 2024, the Company had Carryforwards of approximately $109 million, which Carryforwards represent a valuable asset to the Company and its stockholders and are available to reduce the Company's future federal income tax expense relating to capital gains.

The Company’s ability to utilize its Carryforwards would be substantially limited if it experienced an "ownership change" within the meaning of Section 382 of the Code. In general, a company would undergo an ownership change if its "5-percent shareholders" (determined under Section 382) increased their ownership of such company's stock by more than 50 percentage points over a rolling three-year period. The Section 382 Rights Plan is intended to reduce the likelihood of such an ownership change at DHI by deterring any person or group from acquiring beneficial ownership of 4.99% or more of DHI's outstanding common stock.

The Section 382 Rights Plan aims to preserve the Company's Carryforwards by creating a disincentive for any stockholder to accumulate beneficial ownership of 4.99% or more of the Company’s outstanding common stock, or to further accumulate the Company’s common stock if the stockholder's beneficial ownership already exceeds 4.99%, in each case without the approval of the Company’s Board of Directors (the “Board”). If a stockholder beneficially owns 4.99% or more of the outstanding shares of the Company’s common stock prior to today's announcement of the Plan, then that stockholder's existing ownership percentage may be exempted by the Board. Any such stockholder will not be permitted under the Section 382 Rights Plan to acquire any additional shares without approval of the Board.  The Board also has the authority to exempt certain stockholders and acquisitions from triggering the Section 382 Rights Plan.

In connection with its adoption of the Section 382 Rights Plan, the Board declared a dividend of one "right" under the Section 382 Rights Plan for each outstanding share of the Company’s common stock. The dividend will be made to stockholders of record as of the close of business on February 7, 2025. Any shares of the Company’s common stock issued after the record date will be issued together with a right. The rights will initially trade with the Company’s common stock and will generally become exercisable only if a person (or any persons acting as a group) acquires 4.99% or more of the Company’s outstanding common stock. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire additional shares of common stock at a 50% discount.

The rights will expire on January 28, 2028, provided that if the Company’s stockholders do not ratify the Section 382 Rights Plan at the Company's 2025 Annual Meeting of Stockholders, the rights will expire at 5:00 p.m. eastern time on the day following the certification of the voting results of such meeting. The rights may also expire on an earlier date upon the occurrence of certain events, including a determination by the Board that the Section 382 Rights Plan is no longer necessary or desirable for the preservation of the Company's Carryforwards or that no Carryforwards may be carried forward.

The Section 382 Rights Plan is similar to those adopted by numerous other public companies with significant tax assets, such as net operating loss or capital loss carryforwards. Because the rights may be redeemed under certain circumstances by the Board, the Section 382 Rights Plan should not interfere with any action that the Board determines to be in the best interests of the Company and its stockholders.

There is no assurance, however, that the Section 382 Rights Plan will prevent an "ownership change" within the meaning of Section 382, and it is possible that acquisitions or sales of the Company’s common stock by other persons or groups, not yet publicly disclosed, may already have resulted in an "ownership change".

Further details about the Section 382 Rights Plan will be contained in a Form 8-K and in a Registration Statement on Form 8-A to be filed with the Securities and Exchange Commission by the Company.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, statements concerning our plan to seek stockholder ratification of the Section 382 Rights Plan at our 2025 Annual Meeting of Stockholders; our ability to use our Carryforwards; the expected expiration of our existing Carryforwards; whether our Carryforwards would become substantially limited if we were to experience an "ownership change" as defined under Section 382 of the Internal Revenue Code; and whether the Section 382 Rights Plan will reduce the risk of such an "ownership change" occurring. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the factors discussed in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
PondelWilkinson, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP Engagement
212-448-8288
media@dhigroupinc.com